                                                               EXHIBIT (4)(i)(c)

                      SECOND AGREEMENT REGARDING AMENDMENTS
                                       TO
                                 LOAN DOCUMENTS

     THIS SECOND AGREEMENT REGARDING AMENDMENTS TO LOAN DOCUMENTS (this "Amendment Agreement") is made and entered into as of June 6, 2002, by and among
(a) US UNWIRED INC. ("Borrower"), (b) LOUISIANA UNWIRED, LLC, UNWIRED TELECOM CORP., GEORGIA PCS MANAGEMENT, L.L.C., GEORGIA PCS LEASING, LLC and TEXAS UNWIRED, (each a "Guarantor" and, collectively, "Guarantors") and (c) COBANK, ACB, as Administrative Agent under the Credit Agreement defined below ("Administrative Agent"), in favor of the Lenders identified below.

                                    RECITALS

     WHEREAS, Borrower, Administrative Agent, the Agents and Lenders identified therein have entered into an Amended and Restated Credit Agreement, dated as of March 8, 2002 (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"), providing for the extension of loans to Borrower in an aggregate principal amount of up to $200,000,000; and

     WHEREAS, as an inducement to Lenders to enter into the Credit Agreement and to make Loans thereunder, each Guarantor entered into a Continuing Guaranty, in favor of Administrative Agent (as amended, modified, supplemented, extended and restated from time to time, each a "Guaranty" and, collectively, the "Guaranties"), and executed and delivered certain Security Documents; and

     WHEREAS, Borrower desires to establish a letter credit subfacility under the Revolving Loan Commitment; and

     WHEREAS, the Lenders and Lucent Technologies, Inc. ("Vendor Guarantor") have agreed to the establishment of the letter of credit subfacility in a letter agreement, dated as of May 1, 2002, among Borrower, Guarantors, Agents, Lenders and Vendor Guarantor; and

     WHEREAS, Borrower, Guarantors and Administration Agent have agreed to amend the Credit Agreement as herein provided to establish the letter credit subfacility; and

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment Agreement, each of Borrower, Guarantors and Administrative Agent hereby agrees as follows:

     SECTION 1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.


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     SECTION 2. The Credit Agreement shall be amended as follows:

     (a) Subsection 1.1(B) of the Credit Agreement is hereby amended and restated in its entirely as follows:

     "(B) Revolving Loans. Each Lender, severally and not jointly, agrees to lend to Borrower, during the period commencing on the date the entire Term Loan A Commitment and the Term Loan B Commitment have been advanced or terminated and all conditions precedent set forth in Subsections 7.1, 7.2 and 7.3 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Revolving Facility Expiration Date, its Pro Rata Share of each Revolving Loan; provided that at any one time the aggregate principal amount of all Revolving Loans outstanding may not exceed the Available Revolving Loan Commitment minus the aggregate Letter of Credit Exposure. Within the limits of the Available Revolving Loan Commitment minus the aggregate Letter of Credit Exposure and this Subsection 1.1(B), amounts borrowed under this Subsection 1.1(B) may be prepaid and reborrowed at any time prior to the Revolving Facility Expiration Date."

     (b) Subsection 1.4 of the Credit Agreement is hereby amended to insert the following as Subsection 1.4(E) of the Credit Agreement:

     "(E) Letter of Credit Fees. Borrower agrees to pay the following fees:

          (1) To the Administrative Agent, for the account of each Lender with a Revolving Loan Commitment, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the LIBOR Margin for the Revolving Loan Facility in effect from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on its Pro Rata Share of the Revolving Loan Commitment or, if the Revolving Loan Commitment has expired or terminated, the proportion its Letter of Credit Exposure bears to the aggregate Letter of Credit Exposure) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning June 30, 2002, and (ii) on the later of the Revolving Facility Expiration Date and the date of termination of the last outstanding Letter of Credit.

          (2) To the Issuing Lender for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit issued by the Issuing Lender and outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such standby Letters of Credit payable in arrears (A) on the last Business Day of each calendar quarter, beginning June 30, 2002, and (B) on the Revolving Facility Expiration Date.

          (3) To the Issuing Lender, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily and reasonably charged from time to time by the Issuing Lender for the performance of such services in connection


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     with similar letters of credit, or as may be otherwise agreed to by the
     Issuing Lender, but without duplication of amounts payable under Subsection 1.4(E)(2) above."

     (c) Subsection 1.6(D) is hereby amended and restated in its entirety as follows:

     "(D) Mandatory Repayments: On the date of each Revolving Loan Commitment reduction provided for in this Subsection 1.6, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans plus the aggregate Letter of Credit Exposure then outstanding to the amount of the Revolving Loan Commitment as so reduced; provided, however, to the extent that the amount of any such mandatory repayment is greater than the aggregate principal amount of Revolving Loans outstanding immediately prior to the application of such prepayment, the excess amount of such repayment shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Subsection 1.16(H) and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount. If at any time the aggregate outstanding amount of Revolving Loans plus the aggregate Letter of Credit Exposure exceeds the Available Revolving Loan Commitment, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding plus the aggregate Letter of Credit Exposure to the amount of the Available Revolving Loan Commitment, and until such repayment is made, Lenders shall not be obligated to make Revolving Loans. Any repayments pursuant to this Subsection 1.6(D) shall be applied in accordance with Subsection 1.8, and shall be accompanied by accrued interest on the amount repaid and any amount required pursuant to Subsection 1.4(C)."

     (d) Subsection 1.8 of the Credit Agreement shall be amended and restated in its entirety as follows:

     "1.8 Application of Repayments; Payment of Breakage Fees, Etc. All repayments made pursuant to Subsections 1.7(B), (C), (D), (E) and (F) shall be applied first, pro rata to Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, subject to the succeeding paragraph of this Subsection 1.8; second, to Loans outstanding under the Revolving Loan Facility; third, to pay any outstanding Reimbursement Obligations; and fourth, to cash collateralize Letter of Credit Exposure pursuant to Subsection 1.16. All repayments made pursuant to Subsection 1.7(A) shall be applied first to Loans outstanding under the Revolving Loan Facility and then pro rata to Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, subject to the succeeding paragraph of this Subsection 1.8. All repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to such of the applicable type of Loans as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to the Base Rate Loan and then to such LIBOR Loans as Administrative Agent shall determine. All repayments and prepayments required or permitted hereunder shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount repaid. All repayments and prepayments applied to


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     Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility shall be applied to principal installments in the inverse order of maturity.

     Notwithstanding anything to the contrary in Subsection 1.7 or this Subsection 1.8, with respect to any repayment or prepayment described in Subsection 1.7 that is allocated to the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility (the "Allocated Payment Amount"), at any time when the Term Loan A or Revolving Loans remain outstanding, Borrower will, in lieu of applying automatically such amount to the repayment or prepayment of the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, as provided in this Subsection 1.8, at least five Business Days prior to the date on which Borrower expects to make such repayment or prepayment, give Administrative Agent telephonic notice (promptly confirmed in writing) requesting that Administrative Agent prepare and provide each Lender with a Term Loan B Commitment and, if and when applicable, an Incremental Term Loan Commitment (each an "Electing Lender") a notice as described below (each a "Repayment/Prepayment Option Notice"). As promptly as practicable after receiving such notice from Borrower, Administrative Agent will send each Electing Lender a Repayment/Prepayment Notice which shall include an offer by Borrower to repay or prepay, as applicable, the portion of the Term Loan B Facility or, if and when applicable, the Incremental Term Loan Facility, as applicable, of such Electing Lender by an amount equal to such Electing Lender's Pro Rata Share of the Allocated Payment Amount on the date of the expected repayment or prepayment (each, a "Repayment/Prepayment Date"). Each Electing Lender shall give notice to Administrative Agent prior to the Repayment/Prepayment Date if it elects to accept all or a portion of such repayment or prepayment, and each Electing Lender which has not notified Administrative Agent of whether it elects to accept such repayment or prepayment shall be deemed to have accepted such repayment or prepayment. On the Repayment/Prepayment Date, (i) Electing Lenders that have not expressly rejected their Repayment/Prepayment Option Notice shall be repaid or prepaid the amount indicated in such Repayment/Prepayment Notice and
     (ii) first, the Term Loan A Facility and, second, Revolving Loan Facility shall be repaid and the Revolving Commitment shall be reduced in the amount of the portion of Allocated Payment Amount expressly rejected by Electing Lenders."

     (e) Section 1 of the Credit Agreement is hereby amended to insert the following as Subsection 1.16 of the Credit Agreement:

     "1.16 Letter of Credit.

          (A) Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after June 6, 2002 and prior to the Revolving Facility Expiration Date, and upon request by the Borrower in accordance with the provisions of Subsection 1.16(B), issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals


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     and restatements thereof, collectively, the "Letters of Credit"). The
     Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Letters of Credit may be issued for the purpose of providing credit enhancement in connection with trade payable transactions entered into by Borrower in the ordinary course of its business and as permitted herein. Notwithstanding the foregoing:

               (1) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $2,000,000 or (ii) when added to the sum of (A) the aggregate Letter of Credit Exposure of all Lenders at such time and (B) the aggregate principal amount of all Revolving Loans then outstanding, would exceed the Revolving Loan Commitment (as reduced from time to time) at such time;

               (2) No Letter of Credit shall be issued that by its terms expires more than one (1) year after its date of issuance; provided, however, that the Letters of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the date set forth in clause (ii) of the definition of "Term Loan B Maturity Date,"), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

               (3) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Second Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Second Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Subsection 7.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Subsection 1.16(A)(l).

          (B) Notices. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m. (Denver, Colorado time) three (3)


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     Business Days (or such shorter period as is acceptable to the Issuing
     Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each being a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B hereto and shall specify (i) the requested date of issuance, which shall be a Business Day,
     (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any other application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Lender.

          (C) Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, equal to such Lender's Pro Rata Share of the Revolving Loan Commitment, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Subsection 1.4(E)(2) shall be payable directly to the Issuing Lender as provided therein, and the other Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Loan Commitments of any of the Lenders pursuant to Subsection 8.1, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Subsection 1.16(C) to reflect the new Pro Rata Shares of the assigning Lender and the assignee.

          (D) Reimbursement. The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event on the date of, such payment (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on the date of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 11:00 a.m. (Denver, Colorado time) on the date of such payment or disbursement, (i) for the period from the date of the respective payment to the date of receipt by the Borrower from the Issuing Lender of notice of such payment, at the Base Rate plus the Base Rate Margin applicable to the Revolving Loan Facility as in effect from time to time during such period, and (ii) for the period from the date of receipt by the Borrower from the Issuing Lender of notice of such payment to the date the Reimbursement Obligation created thereby is satisfied, the Base Rate plus the Base Rate Margin applicable to the Revolving Loan Facility as in effect from time to time during such period plus, to the greatest extent permitted by applicable law, two percentage points (2.0%), such interest


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     also to be payable on demand. The Issuing Lender will provide the
     Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower' obligations under this Subsection 1.16(D) or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Subsection 1.16(D).

          (E) Payment of Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to Subsection 1.16(D), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Subsection 1.16(H) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender, of such failure. Notwithstanding that the Commitments may have expired or been terminated, if the Administrative Agent gives such notice prior to 11:00 a.m. (Denver, Colorado time) on any Business Day, each Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its ratable share (equal to its Pro Rata Share of the Revolving Loan Commitment, or, if the Revolving Loan Commitment has expired or has been terminated, based upon the percentage of the aggregate Letter of Credit Exposure represented by such Lender's Letter of Credit Exposure) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m. (Denver, Colorado time) on any Business Day, each such Lender shall make its ratable share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its ratable share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Lender to make available to the Administrative Agent its ratable share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its ratable share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's ratable share of any such payment. Each such payment by a Lender under this Subsection 1.16(E) of its ratable share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Available Revolving Loan Commitment immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

          (F) Payment to Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has


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     received, for the account of the Issuing Lender, any payments from the
     Lenders pursuant to Subsection 1.16(E), the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Lender that has paid its ratable share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

          (G) Obligations Absolute. The Reimbursement Obligations of the Borrower, and the obligations of the Lenders under Subsection 1.16(E) to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (1) Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

               (2) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

               (3) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

               (4) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;


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               (5) Any defense based upon the failure of any drawing under a
          Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

               (6) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

               (7) The occurrence of any Default or Event of Default; or

               (8) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

          (H) Cash Collateral Account At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Requisite Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Subsection 1.6(D), or to the extent any amount of a required prepayment under any of Subsection 1.7(B),(C),(D),(E)


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     or (F) remains after prepayment of all outstanding Revolving Loans and
     Reimbursement Obligations and termination of the Revolving Loan Commitment as contemplated by Subsection 1.8, the Administrative Agent will retain such amount as may then be required to be retained, such amounts to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to Subsection 1.6(D), such amount (including, without limitation, interest), to the extent not applied as aforesaid, shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (x) the aggregate principal amount of all Revolving Loans outstanding at such time and (y) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Revolving Loan Commitment (as reduced from time to time) at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived."

     (f) Subsection 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "6.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, the Issuing Lender may cease issuing Letters of Credit and the Administrative Agent and each Lender, without notice or demand, may immediately cease making additional Loans and cause its obligation to lend its Pro Rata Share of each Loan Commitment to be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed by Requisite Lenders within any


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Second Agreement Regarding Amendments to Loan Documents/US Unwired

     applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated."

     (g) Subsection 6.3 of the Credit Agreement is hereby amended and restated in its entirety as the follows:

          "6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Administrative Agent and Lenders to make Loans or of Issuing Lender to issue Letters of Credit shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower (i) declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Administrative Agent and Lenders to make Loans and the obligations of the Issuing Lender to the issue Letters of Credit shall thereupon terminate and (ii) direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Subsection 1.16(H)."

     (h) Subsection 10.1 of the Credit Agreement is hereby amended to insert the following additional definitions:

          "Cash Collateral Account" shall have the meaning set forth in Subsection 1.16(H).

          "Issuing Lender" shall mean CoBank, ACB in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

          "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on such Lender's Pro Rata Share of the Revolving Loan Commitment or, if the Revolving Loan Commitment has expired or terminated, the proportion that its outstanding Revolving Loans bears to the aggregate of all outstanding Revolving Loans at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

          "Letter of Credit Notice" shall have the meaning set forth in Subsection 1.16(B).

          "Letters of Credit" shall have the meaning set forth in Subsection 1.16(A).


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Second Agreement Regarding Amendments to Loan Documents/US Unwired

          "Reimbursement Obligation" shall have the meaning set forth in Subsection 1.16(D).

          "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met)."

     SECTION 3. Borrower, as maker of the Credit Agreement, certain Security Documents and certain other related documents, hereby confirms and agrees that each such document, as amended hereby, is and shall continue to be in full force and effect.

     SECTION 4. Each Guarantor, as the maker of a Guaranty, certain Security Documents to which it is a party and certain other related documents, hereby confirms and agrees that each such document, as amended hereby, is and shall continue to be in full force and effect.

     SECTION 5. All references to any agreement or instrument amended hereby, including, without limitation, any Guaranty or Security Document executed by a party hereto, in such agreements or instruments, or in any other documents, instruments or agreements executed or delivered in connection therewith, shall be deemed a reference to such agreement or instrument as amended by this Amendment Agreement. Except as expressly provided in this Amendment Agreement, the execution and delivery of this Amendment Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Credit Agreement, any Guaranty, any Security Document or any other documents, instruments or agreement executed or delivered in connection therewith, and, except as specifically provided in this Amendment Agreement, those agreements and all other documents, instruments or agreements executed or delivered in connection therewith shall remain in full force and effect.

     SECTION 6. Each of Borrower and Guarantors hereby represents and warrants to Administrative Agent as follows:

     (a) Such entity has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment Agreement in accordance with its terms. This Amendment Agreement has been duly executed and delivered by such entity and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

     (b) The execution, delivery and performance of this Amendment Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

          (i) require any governmental approval or violate any applicable law relating to such entity;

          (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such entity, any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any governmental approval relating to it; or


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

Second Agreement Regarding Amendments to Loan Documents/US Unwired

          (iii) result in or require the creation or imposition of any Lien (except as permitted by the Loan Documents) upon or with respect to any property now owned or hereafter acquired by such entity.

     (c) that, after giving affect to the amendments set forth in this Amendment Agreement and the amended schedules to the Security Documents set forth on Exhibit A attached hereto, the representations and warranties of each of Borrower and Guarantors set forth in the Loan Documents to which it is a party and in any other document, instrument or agreement executed or delivered in connection therewith are true and correct as of the date hereof as if made on the date hereof, including, without limitation, any representation that such party has had full and complete access to the terms of the Credit Agreement and Loan Documents, as amended on the date hereof.

     SECTION 7. This Amendment Agreement shall not constitute a novation of any Note, the Credit Agreement, any Guaranty, any Security Document or any other documents, instruments or agreements executed or delivered in connection therewith.

     SECTION 8. This Amendment Agreement shall become effective as of its date and shall bind all parties only upon the execution and delivery by Borrower, each Guarantor and Administrative Agent of this Amendment Agreement.

     SECTION 9. Borrower agrees to pay to Agents, on demand, all out-of-pocket costs and expenses incurred by Agents, including, without limitation, the reasonable fees and expenses of counsel retained by Agents, in connection with the negotiation, preparation, execution and delivery of this Amendment Agreement and all other instruments and documents contemplated hereby.

     SECTION 10. This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 11. Except to the extent governed by applicable federal law, this Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

     SECTION 12. This Amendment Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

                        [Signatures Follow on Next Page]


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

Second Agreement Regarding Amendments to Loan Documents/US Unwired

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                US UNWIRED INC.

                                By:
                                     Name:
                                           ---------------------------------
                                     Title:
                                            --------------------------------


                                LOUISIANA UNWIRED, LLC

                                By:
                                     Name:
                                           ---------------------------------
                                     Title:
                                            --------------------------------


                                UNWIRED TELECOM CORP.

                                By:
                                     Name:
                                           ---------------------------------
                                     Title:
                                            --------------------------------


                                TEXAS UNWIRED

                                By:
                                     Name:
                                           ---------------------------------
                                     Title:
                                            --------------------------------


                                GEORGIA PCS MANAGEMENT, L.L.C.

                                By:
                                     Name:
                                           ---------------------------------
                                     Title:
                                            --------------------------------


                       [Signatures Continued on Next Page]


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

Second Agreement Regarding Amendments to Loan Documents/US Unwired

                   [Signatures Continued from Previous Page.]

                                   GEORGIA PCS LEASING, LLC

                                   By:
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------



                                   COBANK, ACB, as Administrative Agent

                                   By:
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


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

Second Agreement Regarding Amendments to Loan Documents/US Unwired


                                    EXHIBIT A

                     Revised Schedules to Security Documents

                                      None.

Second Agreement Regarding Amendments to Loan Documents/US Unwired

                                    EXHIBIT B

                    Form of Application for Letters of Credit

                                  See Attached.


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

Second Agreement Regarding Amendments to Loan Documents/US Unwired


              APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT

                                                                                        Date:
To:  CoBank, ACB                                                                             -------------------------

                                                                                             -------------------------
Please issue an irrevocable standby letter of credit substantially in accordance
with this application and transmit it as indicated below:                                            L/C Number
                                                                                                 (For Bank Use Only)

                                                                                             -------------------------

----------------------------------------------------------------------------------------------------------------------------------
[ ]  Airmail                                                          Expiry Date
[ ]  Full cable                                                       (in beneficiary's country unless otherwise indicated)
--------------------------------------------------------------------- ------------------------------------------------------------
Applicant                                                             Beneficiary

--------------------------------------------------------------------- ------------------------------------------------------------
Advising Bank                                                         Amount in Figures:
                                                                      In Words:
                                                                      -------------------------------------------
                                                                      Available by drafts at sight
                                                                      drawn on you when accompanied by
                                                                      (specify certificates, documents
                                                                      or other writings required):

--------------------------------------------------------------------- ------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


PLEASE DATE AND SIGN THE REIMBURSEMENT AGREEMENT ON THE REVERSE SIDE OF THIS APPLICATION.


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Second Agreement Regarding Amendments to Loan Documents/US Unwired

                STANDBY LETTER OF CREDIT REIMBURSEMENT AGREEMENT

To:   CoBank, ACB

In consideration of your issuing the Standby Letter of Credit (herein called the "Credit") applied for by the application on the reverse side hereof, we hereby agree as follows:

1. We will pay you on demand at such place and in such manner as you shall direct, in United States currency and in immediately available funds, the amount of each draft drawn or instrument paid under the Credit, as well as commission and customary charges associated with the issuance of the Credit. If the Credit is payable in a foreign currency, we will pay you on demand an amount in United States currency equivalent to your actual cost of settling your obligation in the foreign currency. We also authorize you to charge our accounts with you for all moneys so paid or for which you become liable under the Credit. In addition to commissions, fees, and amounts otherwise payable with respect to the issuance of the Credit, we shall pay you on demand such amounts as you shall determine are necessary to compensate you for any cost attributable to your issuing or having outstanding such Credit resulting from the application of any law or regulation concerning any reserve, assessment, capital adequacy or similar requirements relating to letters of credit, or the reimbursement agreements with respect thereto, or to similar liabilities or assets of banks, whether existing at the time of the issuance of the Credit or adopted thereafter. Each payment hereunder shall be made with interest from the date of payment by you to the date of reimbursement by us at the rate announced by you from time to time during that period as your National Variable Rate.

2. In furtherance and extension and not in limitation of the specific provisions set forth above, we agree: (a) that you and your correspondents may receive and accept or pay as complying with the terms of the Credit any drafts, documents, or certificates, otherwise in order, signed by any person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents; (b) that any action taken or omitted by you or by your correspondents under or in connection with the Credit, if taken or omitted with honesty in fact, shall be binding on us and shall not put you or your correspondents under any resulting liability to us; (c) that you shall not be responsible for any act, error, neglect, default, omission, insolvency or failure in business of any of your correspondents; and (d) that we will indemnify you against and hold you harmless from all loss, damage, cost and expense (including attorneys' fees and expenses) arising out of (i) your issuance of, or any other action taken by you in connection with, the Credit, other than loss or damage resulting from your gross negligence or willful misconduct, and (ii) claims or legal proceedings incident to the collection of amounts owed by us hereunder, or the enforcement of your rights or the rights of others under the Credit, including, without limitation, legal proceedings relating to any court order, injunction or other process or decree restraining or seeking to restrain you from paying any amount under the Credit.

3. In the event (a) we fail to make any payment owing hereunder when the same shall become due and payable; or (b) we make an assignment for the benefit of creditors; or (c) we apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for ourselves or any of our property; or
(d) we commence or have commenced against us any proceeding under any bankruptcy reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statue of any jurisdiction; or (e) we are in default to you under any other agreement between us; or (f) any governmental regulatory authority takes or institutes action which, in your opinion, will affect our ability to reimburse you hereunder, then, in any such event, the amount of the Credit, together with any amounts payable by us in connection therewith, shall, at your option, become immediately due and payable. To the extent that any amount paid by us pursuant to this Section 3 shall not then be due under the terms of the Credit, such payment shall serve as security for our obligation to indemnify you for any amounts subsequently disbursed by you pursuant to the Credit. Furthermore, upon the institution of any legal proceeding as described in, or similar to those described in, Section 2(d)(ii), hereof, or in the event a deterioration in our financial condition causes you to feel insecure with regard to our ability to reimburse you hereunder, we will, on demand, assign and deliver to you, as security for our obligation to indemnify you, collateral of a type and value satisfactory to you, or make such cash payment as you may require.

4. This Agreement and your rights hereunder shall continue unimpaired, and we shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by you, with or without notice to or approval by us, in respect of our indebtedness to you under this Agreement.

5. You shall be fully protected in, and shall incur no liability to us for, acting upon any oral, telephone, teleprocess or other instructions which you in good faith believe to have been given by any authorized person, and in no event shall you be liable for special, consequential or punitive damages. You may, at your option, use any means of verifying any instructions received by you and may also, at your option, refuse to act on any oral, telephone, teleprocess or other instruction or any part thereof, without incurring any responsibility for any loss, liability or expenses arising out of such refusal.

6. The Uniform Customs and Practice as most recently published by the International Chamber of Commerce (hereafter called the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein, and shall apply to the Credit. This agreement shall be governed by the laws of the State of the United States of America in which the Credit is issued, except to the extent that such laws are inconsistent with the UCP. We hereby irrevocably agree to submit to the jurisdiction of the courts of that State and of any United States District Court in that State for the resolution of any disputes hereunder. In any such proceeding, service of process may be made upon us by registered or certified mail addressed to us at the address set forth herein, or at the last known address your records reflect for us.

7. If any provision or clause of the Agreement or the application thereof to any person or circumstance is invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions, clauses or applications of this Agreement which can be given effect, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision, clause or application had never been contained herein.

8. This Agreement shall be binding upon our respective successors and permitted assigns and shall inure to the benefit of and be enforceable by you, your successors and assigns; provided, however, that without your consent we cannot assign our rights or obligations hereunder. You may assign or transfer this Agreement.

9. During the continuance of any default enumerated in Section 3 hereof, any sums credited by or due from you to us may be set off, without prior notice, against any liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, that we may have to you.

We waive notice of your acceptance of this Agreement.

---------------------------             ------------------------------------
        Date                                      Authorized Signature




                                       19